SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

VANGUARD WORLD FUND

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

STATE OF DELAWARE	SEE BELOW

(STATE OF INCORPORATION OF ORGANIZATION)	(IRS EMPLOYER
IDENTIFICATION NO.)

C/O VANGUARD WORLD FUND
P.O. BOX 2600
VALLEY FORGE, PA	19482
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered:	Exchange	I.R.S. Employer Identification Number
Vanguard Extended Duration Treasury ETF	NYSE Arca, Inc.	26-0440016
Vanguard Consumer Discretionary ETF	NYSE Arca, Inc.	20-0147680
Vanguard Consumer Staples ETF	NYSE Arca, Inc.	20-0147702
Vanguard Energy ETF	NYSE Arca, Inc.	20-0147640
Vanguard Financials ETF	NYSE Arca, Inc.	20-0147734
Vanguard Health Care ETF	NYSE Arca, Inc.	20-0147720
Vanguard Industrials ETF	NYSE Arca, Inc.	20-0147669
Vanguard Information Technology ETF	NYSE Arca, Inc.	20-0147749
Vanguard Materials ETF	NYSE Arca, Inc.	20-0147654
Vanguard Telecommunication Services ETF	NYSE Arca, Inc.	20-0147775
Vanguard Utilities ETF	NYSE Arca, Inc.	20-0147794

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 2-17620

Securities to be registered pursuant to Section 12(g) of the Act: None

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

Reference is made to the Registrant's Post-Effective Amendment Nos. 108 and 108, filed on December 10, 2007, to the Registration Statement on Form N-1A (Securities Act file number 2-17620 and Investment Company Act file number 811-1027, respectively (collectively, the "Registration Statement")), which is incorporated herein by reference.

ITEM 2. EXHIBITS

1.  Registrant's Amended and Restated Agreement and Declaration of Trust, incorporated herein by reference to Exhibit (a) to the Registration Statement.

2. Registrant's By-Laws, incorporated herein by reference to Exhibit (b) to the	Registration Statement.

3. Form of Global Certificate for the Registrant's Securities is filed herewith.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

VANGUARD WORLD FUND

DATE:	September 15, 2008	By:	/s/ Arthur S. Gabinet
Arthur S. Gabinet
Assistant Secretary